Exhibit 99.01
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NEWS RELEASE
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CTS

U.S. WIRELESS CORPORATION              CELLULAR TECHNICAL SERVICES COMPANY, INC.
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COMPANY CONTACT:                       COMPANY CONTACT:
David S. Klarman                       Joseph D. Pititto
Vice President and General Counsel     Director, Investor Relations
Tel: (510) 327-6202                    Tel: (516) 887-0727
david@uswcorp.com

MEDIA CONTACT:
Jeyran Ghara
Southard Communications Inc.
Tel: 212-777-2220
Jeyran@southardine.com


        U.S. Wireless Corporation and Cellular Technical Services Company
                 Announce Letter Of Intent To Combine Companies


            San Ramon, CA, March 3, 1998 -- U.S.  Wireless  Corporation  (NASDAQ
Symbol:  USWC) and Cellular  Technical  Services  Company,  Inc. (NASDAQ Symbol:
CTSC) today announced the signing of a letter of intent calling for the combining of the two companies. The letter of intent provides U.S. Wireless with the option to acquire or merge with CTSC. Under either option, upon completion of the transaction the shareholders of CTSC and USWC will each own 50 percent of the shares of the resulting company. The board of directors of the resulting company will be controlled by the stockholders of USWC. The companies have commenced a 45-day due diligence and final agreement negotiation process. In connection with the merger, the letter of intent calls for the companies to seek approximately $15 million in new financing.

            Dr. Oliver Hilsenrath, President and CEO of U.S. Wireless, said "We have today an opportunity to build a market leader in the area of value added cellular applications and services. We believe the effectiveness of RadioCamera in both metropolitan and heavily built suburban environments is a major competitive advantage over other proposed solutions to wireless caller location. Combining the strength of the RadioCamera with the widely deployed CTSC Blackbird fraud interdiction system in 40 markets throughout the nation will give us an efficient nationwide rollout platform from which to offer a solution to wireless carriers for meeting the FCC Emergency 9-1-1 phase II mandate."

            Stephen Katz, CTSC Chairman and CEO said, "Our combined companies will be able to provide value-added products and service to carriers deploying both analog and digital networks, including domestic and international cellular and PCS providers. We believe the CTSC investment in deploying the Blackbird fraud interdiction network in thousands of base stations throughout the United States will help springboard the joint team into a position of leadership in the promising future of mobile wireless information services."

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



U.S. Wireless and CTS Sign Letter-of-Intent, pg. 2:


            Founded in 1996, U.S. Wireless Corporation is a developer and manufacturer of wireless infrastructure for emergency 911 and other applications. RadioCamera(TM) technology is designed to interface with wireless telecommunications carriers' existing base stations, adding functionality and services while providing the location of cellular callers.

            CTSC provides technologically advanced solutions for the wireless industry to rapidly and cost-effectively grow their businesses. The company's Blackbird (R) Platform fraud prevention product line is shutting down millions of fraudulent calls each week in more than 40 of the largest markets across the United States, including: Los Angeles, San Francisco, Chicago, Detroit, Boston, Atlanta, Milwaukee, Philadelphia, Baltimore, Washington D.C., San Diego.

            Special Note Regarding Forward-Looking Statements: A number of statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. A description of these risks and uncertainties can be found in the U.S. Wireless Corporation and Cellular Technical Services Company, Inc. filings with the Securities and Exchange Commission.

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